EXHIBIT 4.3

RIGHTS CERTIFICATE NO.:	NO. OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ______________ (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT.

International Monetary Systems, Ltd.
Incorporated under the laws of the State of Wisconsin

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE EVIDENCING NON - TRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE UNITS CONSISTING OF ONE SHARE OF VOTING CONVERTIBLE PREFERRED STOCK AND TEN 3-YEAR CASH EXERCISE WARRANTS OF INTERNATIONAL MONETARY SYSTEMS, LTD. SUBSCRIPTION PRICE: $30.00 PER UNIT

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON INSERT, UNLESS EXTENDED BY OR THE RIGHTS OFFERING IS TERMINATED BY THE COMPANY (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase a Unit consisting of one share of Convertible Preferred Stock (with a par value of $0.001 per share),  and ten 3-year cash exercise Warrants, of International Monetary Systems, Ltd., a Wisconsin corporation ("IMS"), at a subscription price of $30.00 per unit (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the “International Monetary Systems, Ltd. - Instructions as to Use of Subscription Rights Certificates" accompanying the Subscription Rights Certificate. If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Units"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Units, not to exceed one times the Rights holder's Basic Subscription Privilege, pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Oversubscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each unit subscribed for under the Basic Subscription Privilege and the Over Subscription Privilege in accordance with the "International Monetary Systems, Ltd. - Instructions as to Use of Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

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This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of International Monetary Systems, Ltd. and the signatures of its duly authorized officers.

Dated:                      ,

/s/	/s/
Donald F. Mardak	John E. Strabley, Jr.
Chairman of the Board and Chief Executive Officer	Director, Executive Vice President and Chief Operating Officer

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR (CRANFORD, N.J.)

By:
Authorized Signature

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DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

For delivery by mail, hand delivery or overnight courier:

Registrar and Transfer Company
10 Commerce Drive, Cranford, NJ 07016
Attn: Reorganization Department

Delivery other than in the manner or to the address listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for units under your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for units under your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for ___________________ shares x $$30.00    = $__________________
                       (no. of new units)          (subscription price)             (Payment)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional units pursuant to your Oversubscription Privilege:

I apply for ___________________     units x $30.00          = $___________________
                             (no. of units)                (subscription price)                   (Payment)

(c)  Total Amount of Payment Enclosed = $________________________

METHOD OF PAYMENT (CHECK ONE):

☐	Check or certified check, cashier's check or bank draft drawn on a U.S. bank, or a U.S. Postal money order payable to “Registrar and Transfer Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by Registrar and Transfer Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase Bank, ABA No. 021-000021, Account No.475-507487.

If you do not indicate the number of units being purchased, or do not forward full payment of the total Subscription Price for the number of units that you indicate are being purchased, then you will be deemed to have exercised your Rights with respect to the maximum number of units that may be purchased based on the actual payment delivered. IMS will make this determination as follows:

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°	you will be deemed to have exercised your Basic Subscription Privilege to the full extent of the payment received, and

°	if any funds remain, you will be deemed to have exercised your Over Subscription Privilege to the extent of the remaining funds.

If IMS does not apply your full Subscription Price payment to your purchase of Units, the Subscription Agent will return the excess amount to you by mail without interest or deduction as soon as practicable after the Expiration Time of the Rights Offering.

FORM 2 - DELIVERY TO DIFFERENT ADDRESS

If you wish for a certificate representing the units underlying your subscription rights or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

☐  If permanent change of address, check here.

FORM 3 - SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of units indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 - SIGNATURE GUARANTEE

This Form must be completed if you have completed Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) must be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities Exchange Commission Rule 17Ad-15

FOR INSTRUCTIONS ON THE USE OF INTERNATIONAL MONETARY SYSTEMS, LTD. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT DAVID A. POWELL, TREASURER AND CHIEF FINANCIAL OFFICER OF INTERNATIONAL MONETARY SYSTEMS, LTD. AT 262-780-3640.

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